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                                 Exhibit 99.1

FOR IMMEDIATE RELEASE


CONTACT:  Anne-Marie Megela, Director of Investor Relations
          941-741-4672
          annemarie.megela@gevityhr.com
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                          GEVITY HR ANNOUNCES INTERIM
                               CHAIRMAN AND CEO

Bradenton, Fla., October 10, 2001 - The Board of Directors of Gevity HR (NASDAQ:
GVHR), formerly doing business as Staff Leasing, Inc., announced today the appointment of James F. Manning as its interim Chief Executive Officer and Chairman of the Board of Directors.

Mr. Manning will serve in the positions formerly held by Michael Phippen, who resigned from the Company today. Mr. Manning is expected to hold these positions for at least six months and perhaps up to one year while Gevity HR conducts a search for a more permanent executive to hold these positions.

As a former President of Gevity HR and a member of its Board of Directors in 1996 and 1997, Mr. Manning played an instrumental role in the growth of the Company. Mr. Manning's prior experience at Gevity HR for the years 1995 through 1998 provides him with extensive knowledge of the PEO industry. His experience as a senior executive at IBM for 33 years in sales, marketing, and information technology will also contribute to the future growth and success of Gevity HR. Mr. Manning currently serves on the board of directors of several organizations in the financial, education and technology fields.

In commenting on his appointment, Mr. Manning stated, "I am very pleased to be at Gevity HR. This is a distinguished company, with over 1,000 very skilled people. This talented workforce provides products and services to small and medium-sized businesses, allowing our clients to efficiently grow and succeed in the marketplace. Our business clients continue to be the economic engine at the forefront of the US economy. It is clear to me that Gevity HR has an excellent opportunity to prosper in this market sector, and I am honored to help serve towards this goal."


Since first opening its doors in 1984, Gevity HR has grown to more than 40 offices serving 8,000 client businesses worldwide with more than 100,000 employees. With $3.1 billion in revenues in 2000, the Company ranks number 508 on the Fortune 1000 and number 458 on the Forbes 500. Gevity HR administers enough payrolls to make it the largest Oracle Human Resource Management System and payroll implementation facility in the world. As an example of the


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Interim Chairman and CEO
October 10, 2001
Page 2 of 2


Company's technical acumen, Gevity HR was granted the 2001 Computer World Smithsonian Honors Award for extraordinary utilization of technological services. The Company continues to offer an Internet-based platform that supplies clients and employees with information and resources needed to maximize the benefits of Gevity HR's exceptional services.

A copy of this press release can be found on the company's Web site at www.gevityhr.com.
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NOTE: Statements in this press release relating to matters that are not historical facts are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results or performance of Staff Leasing, Inc. to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such known and unknown risks, uncertainties and other factors include, but are not limited to, the following: (i) the potential for additional subsidies of health benefit plans; (ii) volatility in workers' compensation costs and unemployment taxes; (iii) possible adverse application of certain federal and state laws and the possible enactment of unfavorable laws or regulation; (iv) impact of competition from existing and new professional employer organizations; (v) risks associated with expansion into additional states where the Company does not have a presence or significant market penetration; (vi) risks associated with the Company's dependence on key vendors;
(vii) the possibility for client attrition; (viii) risks associated with geographic market concentration and concentration of clients in the construction industry; (ix) the financial condition of clients; (x) the failure to properly manage growth and successfully integrate acquired companies and operations; and
(xi) other factors which are described in further detail in the Company's filings with the Securities and Exchange Commission.

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